Exhibit 10.1

AMENDMENT NO. 2 TO THE SEVENTH AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT

This AMENDMENT No. 2 TO THE SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with all exhibits and schedules attached hereto, this “Amendment”) is entered into this 12th day of September, 2003 by and among FLEET CAPITAL CORPORATION (“Fleet”), a Rhode Island corporation, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party thereto (each such financial institution, including Fleet, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), THE CIT GROUP/BUSINESS CREDIT, INC., individually as a Lender and as Co-Administrative Agent, the other financial institutions party thereto as Lenders, RESTORATION HARDWARE, INC., a Delaware corporation (“Lead Borrower”) and THE MICHAELS FURNITURE COMPANY, INC., a California corporation (“Michaels,” together with the Lead Borrower, the “Borrowers”) (each, an “Amendment Party” and, collectively, the “Amendment Parties”), and is made with reference to the following facts:

RECITALS

A.                                   WHEREAS, Borrowers, the Agent, the Co-Administrative Agent and the Lenders (each a “Party” and, collectively, the “Parties”) have previously entered into that certain Seventh Amended and Restated Loan and Security Agreement dated as of November 26, 2002, as amended by a First Amendment dated as of April 28, 2003 (as amended, modified or supplemented from time to time, the “Loan Agreement”) and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the “Loan Documents”).  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

B.                                     WHEREAS, the Amendment Parties desire to amend the Loan Agreement on the terms and subject to the conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amendment Parties agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1                               Section 1.2 of the Loan Agreement is hereby amended to read in full as follows:

“Agent may make Revolving Credit Loans on behalf of Lenders at a time when an Overadvance exists or would be caused by the making of such Revolving Credit Loans on behalf of Lenders, where such Revolving Credit Loans (without duplication) are either (a) Protective Advances, or (b) are made when Availability equals zero and made during the period July 1 through November 15 of any calendar year and are not extant for more than ninety (90) days (which need not be consecutive) during any such period absent consent of Majority Lenders; provided however, in no event shall (x) the making of any Overadvance cause any Lender to exceed that Lender’s Revolving Loan Commitment, (y) the aggregate outstanding amount of Overadvances exceed $7,500,000 at any one time and (z) the aggregate amount of Protective Advances exceed the lesser of $5,000,000 or 5% of the Borrowing Base; provided further that, notwithstanding the foregoing, no Overadvance may be made, other than a Protective Advance, (A) in the period July 1 through July 31 or (B) that would result in the aggregate outstanding amount of Overadvances exceeding $5,000,000 unless, at the time of making such Overadvance, Borrowers’ Consolidated EBITDA for the most recent twelve month period for which financial statements have been delivered to Agent equals or exceeds $18,000,000.  In each case, after the expiration of such period, no such event or occurrence shall cause or constitute a waiver by any Lender of its right to refuse to make any further Revolving Credit Loans at any time that an Overadvance exists or would result therefrom.  Agent may not (i) make Revolving Credit Loans on behalf of Lenders under this subsection 1.2 to the extent such Revolving Credit Loans would cause a Lender’s share of the Revolving Credit Loans to exceed such Lender’s Revolving Loan Commitment minus such Lender’s Revolving Loan Percentage of the LC Amount or (ii) make Revolving Credit Loans after the end of the Term.”

1.2                               Section 1.5 of the Loan Agreement is hereby amended by deleting the reference to “$25,000,000” in the proviso to clause (ii) of the first sentence and inserting a reference to “$30,000,000” in lieu thereof.

1.3                               Section 4.1 of the Loan Agreement is hereby amended by deleting the reference to “June 30, 2004” and substituting a reference to “June 30, 2006” in lieu thereof.

1.4                               Section 8.2.8 of the Loan Agreement is hereby amended by deleting clause (4) and inserting the following in lieu thereof:

“(4) for the fiscal year ending February 1, 2005 (“Fiscal Year 2004”), $24,000,000;”

1.5                               Section 8.2.8 of the Loan Agreement is hereby further amended by adding the following at the end thereof:

“(5) for the fiscal year ending February 1, 2006 (“Fiscal Year 2005”), $24,000,000; and

(6) for the fiscal period beginning February 2, 2006 through June 30, 2006, $12,000,000,

provided that in Fiscal Year 2004 and in any fiscal year thereafter, Borrowers shall not make any Capital Expenditure if the ratio of (i) Consolidated EBITDA minus Consolidated Net Capital Expenditures minus the provisions for current taxes based on income of Borrowers and their

Subsidiaries and payable in cash with respect to such period minus Distributions to (ii) Consolidated Fixed Charges, in each case on a pro forma basis giving effect to the actual Capital Expenditure, for the twelve month period most recently ended for which financial statements have been delivered to Agent is less than 1.1:1.0.”

1.6                               Section 8.2.17 of the Loan Agreement is hereby amended by deleting clause (v)(C) and inserting the following in lieu thereof:

“(C)                          Fiscal Year 2004:  seven Stores”

1.7                               Section 8.2.17 of the Loan Agreement is hereby further amended by adding the following new clauses (v)(D) and (v)(E) at the end thereof:

“(D)                         Fiscal Year 2005:  ten Stores

(E)                                 Period ending June 30, 2006:  seven Stores”

1.8                               Appendix A of the Loan Agreement is hereby amended to add the following definitions:

“Cash Interest Expense” – means, for any period, total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP and capitalized interest) of Borrowers and their Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Borrowers and their Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under interest rate agreements and amounts referred to in Section 2 payable to Agent or Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in Section 2 payable on or before November 26, 2002, excluding, however, any interest expense not payable in cash (including amortization of discount and amortization of debt issuance costs).

“Fiscal Year 2004” – as defined in Section 8.2.8.

“Fiscal Year 2005” – as defined in Section 8.2.8.

“Fixed Charges” – means, without duplication, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense and (ii) scheduled principal payments in respect of Consolidated Indebtedness, all of the foregoing as determined on a Consolidated basis for Borrowers and their Subsidiaries in conformity with GAAP.

1.9                               Appendix A of the Loan Agreement is hereby amended by deleting the definition of the term “Applicable Margin” and inserting the following in lieu thereof:

“Applicable Margin” – the percentages set forth below with respect to the Base Rate Revolving Portion and the LIBOR Revolving Portion:

	Actual EBITDA for the Prior Twelve Months	LIBOR Revolving Portion	Base Rate Revolving Portion
Tier I	>$20,000,000	1.75%	0.75%
Tier II	> $15,000,000 <= $20,000,000	2.25%	1.00%
Tier III	> $10,000,000 <= $15,000,000	2.75%	1.50%
Tier IV	<= $10,000,000	3.25%	1.75%

In calculating EBITDA for the prior twelve months for purposes of the above grid, EBITDA shall include, in the sole and complete discretion of the Agent, one-time non–cash additions that are not offset by future cash charges.  The interest rate shall be adjusted based on the Borrowers’ fiscal quarter-end financial statements, effective immediately upon such determination by the Agent, which shall be made promptly following receipt of such financial statements.

1.10                        Exhibit 3.1.10 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 3.1.10 of the Loan Agreement and replacing it with Exhibit 3.1.10 attached hereto.

1.11                        Exhibit 6.1.1 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 6.1.1 of the Loan Agreement and replacing it with Exhibit 6.1.1 attached hereto.

1.12                        Exhibit 6.5 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 6.5 of the Loan Agreement and replacing it with Exhibit 6.5 attached hereto.

1.13                        Exhibit 7.1.1 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.1 of the Loan Agreement and replacing it with Exhibit 7.1.1 attached hereto.

1.14                        Exhibit 7.1.4 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.4 of the Loan Agreement and replacing it with Exhibit 7.1.4 attached hereto.

1.15                        Exhibit 7.1.5 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.5 of the Loan Agreement and replacing it with Exhibit 7.1.5 attached hereto.

1.16                        Exhibit 7.1.14 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.14 of the Loan Agreement and replacing it with Exhibit 7.1.14 attached hereto.

1.17                        Exhibit 7.1.16 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.16 of the Loan Agreement and replacing it with Exhibit 7.1.16 attached hereto.

1.18                        Exhibit 7.1.22 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.22 of the Loan Agreement and replacing it with Exhibit 7.1.22 attached hereto.

1.19                        Exhibit 7.1.23 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 7.1.23 of the Loan Agreement and replacing it with Exhibit 7.1.23 attached hereto.

1.20                        Exhibit 8.1.3 of the Loan Agreement is hereby amended by deleting in its entirety Exhibit 8.1.3 of the Loan Agreement and replacing it with Exhibit 8.1.3 attached hereto.

1.21                        Section 7 of the Loan Agreement is hereby amended by adding Section 7.1.29 to read in full as follows:

“Restoration Hardware of Blackhawk, Incorporated.  Restoration Hardware of Blackhawk, Incorporated, a California corporation and a Subsidiary of the Lead Borrower, (i) has no assets other than a leasehold interest in the property located at Blackhawk Plaza, 3446 Blackhawk Plaza Circle, Suite D7-14, Danville, California 94506 and (ii) has conducted, and conducts, no operations, other than acting as named lessee under the Shopping Center Lease, dated as of November 3, 1997, by and between Blackhawk Plaza Investors, LLC (as successor in interest to K/B Fund III) and Restoration Hardware of Blackhawk, Incorporated (as amended, modified, or supplemented from time to time) in connection with the property described in clause (i) above.”

ARTICLE II

ADDITIONAL AGREEMENTS

2.1                               Borrowers shall pay on the Second Amendment Effective Date, $350,000 (the “Fees”) to the Agent, for the pro rata benefit of the Lenders.

ARTICLE III
CONDITIONS PRECEDENT

This Amendment shall become effective upon satisfaction of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

3.1                               Execution and delivery to the Agent of counterparts hereof by the Borrowers, the Lenders, the Agent and the Co-Administrative Agent.

3.2                               Delivery to the Agent of an opinion of counsel to the Borrowers in form and substance satisfactory to the Agent and its counsel.

3.3                               Delivery to the Agent of resolutions of the Boards of Directors of the Borrowers, approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Second Amendment Effective Date by their corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment.

3.4                               The Borrowers shall have paid the Fees.

ARTICLE IV
MISCELLANEOUS

4.1                               Each of the Borrowers reaffirms and restates the representations and warranties set forth in Section 7 of the Loan Agreement, as amended by this Amendment (the “Amended Agreement”), and, after giving effect to the transactions contemplated herein, all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties expressly relate to an earlier date).

4.2                               Each of the Borrowers warrants and represents (which warranty and representation shall survive the execution and delivery hereof) that:

(a)                                  It has the corporate power and authority to execute and deliver this Amendment, and to carry out the terms and provisions of this Amendment and the Amended Agreement and the transactions contemplated hereby and thereby, and has taken or caused to be taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement and the transactions contemplated hereby and thereby;

(b)                                 No consent of any other person (including, without limitation, its shareholders or creditors), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement;

(c)                                  The execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation; and

(d)                                 This Amendment has been duly executed and delivered by a duly authorized officer, and this Amendment and the Amended Agreement constitute a legal, valid and binding obligation of it, enforceable in accordance with their terms, subject to laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity.

4.3                               The Loan Documents, subject to the foregoing terms and conditions provided by this Amendment, constitute the complete agreement of the Parties with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Amendment.  No agreements or undertakings varying, modifying, amending, extending, discharging or terminating the same shall be binding upon any Party unless in writing signed by a duly authorized official or agent thereof.  No waiver by any Party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

4.4                               Each Borrower agrees to pay, on demand, all attorneys’ fees and costs incurred in connection with the negotiation, documentation, and execution of this Amendment.  If any legal action or proceeding shall be commenced at any time by any Party in connection with its interpretation or enforcement, the prevailing Party or Parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing Party or Parties may be entitled.  Each of the Amendment Parties waives its right to a trial by jury in any action to enforce, defend, or interpret, or otherwise concerning this Amendment.

4.5                               Except as herein expressly amended, the Loan Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

4.6                               This Amendment and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed under the laws of the State of California and shall inure to the benefit of and shall be binding upon the successors, heirs and assigns of the Parties.

4.7                               All references to the Loan Agreement contained in the Loan Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Loan Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

4.8                               This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.9                               Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

4.10                        The Parties hereby acknowledge and agree that the Lead Borrower’s restatements of financial results for itself and its Subsidiaries for (a) the fiscal years ended February 3, 2001 and February 2, 2002 and each of the affected quarterly periods therein, as applicable, and (b) the first two fiscal quarters of the fiscal year ended February 2, 2003, and its filings with the Securities and Exchange Commission in connection therewith, are not a material misrepresentation for the purposes of Section 10.1.2 of the Loan Agreement, nor are they a breach of a covenant for the purposes of Sections 10.1.3 and 10.1.4 of the Loan Agreement, and no Event of Default shall be deemed to have occurred or to be continuing as a result thereof or in connection therewith.

4.11                        The Parties hereby acknowledge and agree that the Lead Borrower’s failure to disclose or properly maintain the existence of Restoration Hardware of Blackhawk, Incorporated, including without limitation as to its good standing, tax filings or otherwise, is not a material misrepresentation for the purposes of Section 10.1.2 of the Loan Agreement, and no Event of Default shall be deemed to have occurred or to be continuing as a result thereof or in connection therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RESTORATION HARDWARE, INC., the Lead Borrower

By:	/s/ Kevin W. Shahan

Name:	Kevin W. Shahan

Title:	VP/CFO

THE MICHAELS FURNITURE COMPANY, as a Borrower

By:	/s/ Thomas M. Bazzone

Name:	Thomas M. Bazzone

Title:	Director

FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent and as a Lender

By:	/s/ Matthew R. Van Steenhuyse

Name:	Matthew R. Van Steenhuyse

Title:	Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as the Co-Administrative Agent and as a Lender

By:	/s/ Adrian Avalos

Name:	Adrian Avalos

Title:	Vice President

Signature Pages to Amendment No. 2 to the Seventh Amended and Restated
Loan and Security Agreement